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                                     EXHIBIT 11.1

                              CORVAS INTERNATIONAL, INC.

            STATEMENT REGARDING CALCULATION OF NET INCOME (LOSS) PER SHARE
                        In thousands, except per share amounts


                                                          Three Months Ended
                                                                March 31,
                                                         -------------------
                                                          1997         1996
                                                          ----         ----
Common and common equivalent shares:

Weighted average shares of common stock                   13,817       11,507
Dilutive effect of common stock equivalents                  330            0
                                                         -------      -------

   Shares used in calculation of net income (loss) per
      common and common equivalent share - primary        14,147       11,507
                                                         -------      -------

Dilutive effect of conversion of preferred shares          1,250            0
                                                         -------      -------

   Shares used in calculation of net income (loss) per
      common and common equivalent share - fully diluted  15,397       11,507
                                                         -------      -------

Net income (loss)                                       $  2,158      $  (631)
                                                         -------      -------
                                                         -------      -------

   Net income (loss) per common and common equivalent
      share - primary                                    $  0.15     $  (0.05)
                                                         -------      -------
                                                         -------      -------

   Net income (loss) per common and common equivalent
      share - fully diluted                              $  0.14     $  (0.05)
                                                         -------      -------
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